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                                                                      EXHIBIT 11
                      LAFARGE CORPORATION AND SUBSIDIARIES

               COMPUTATION OF NET INCOME PER COMMON EQUITY SHARE
             (UNAUDITED AND IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               THREE MONTHS                    SIX MONTHS
                                                                               ENDED JUNE 30                  ENDED JUNE 30
                                                                          -----------------------       -----------------------
                                                                             1997         1996             1997         1996
                                                                          ----------   ----------       ----------   ----------
PRIMARY CALCULATION
-------------------
Net income                                                                $   59,864   $   43,265       $   25,743   $    5,070
                                                                          ==========   ==========       ==========   ==========

Weighted average number of common equity shares outstanding                   70,876       69,650           70,697       69,488

Net effect of dilutive stock options based on the treasury stock method          593          440              543          360
                                                                          ----------   ----------       ----------   ----------

Weighted average number of  common equity
  shares and equivalents outstanding                                          71,469       70,090           71,240       69,848
                                                                          ==========   ==========       ==========   ==========

Primary net income per common equity share                                $      .84   $      .62       $      .36   $      .07
                                                                          ==========   ==========       ==========   ==========


FULLY DILUTED CALCULATION
-------------------------
Net income                                                                $   59,864   $   43,265       $   25,743   $    5,070

Add after tax interest expense applicable to
  7% Convertible Subordinated Debentures                                         -0-        1,110              -0-        2,219
                                                                          ----------   ----------       ----------   ----------

Net income assuming full dilution                                         $   59,864   $   44,375       $   25,743   $    7,289
                                                                          ==========   ==========       ==========   ==========

Weighted average number of common equity shares outstanding                   70,876       69,650           70,697       69,488

Add additional shares assuming conversion of 7%
  Convertible Subordinated Debentures                                            -0-        4,520              -0-        4,520

Net effect of dilutive stock options based on  the treasury stock method         711          440              741          401
                                                                          ----------   ----------       ----------   ----------

Weighted average number of common  equity shares assuming
   full conversion of all potentially dilutive securities                     71,587       74,610           71,438       74,409
                                                                          ==========   ==========       ==========   ==========

Fully diluted net income per common equity share                          $      .84   $      .59       $      .36   $      .10 (a)
                                                                          ==========   ==========       ==========   ==========
                                                                              TWELVE MONTHS
                                                                              ENDED JUNE 30
                                                                          -----------------------
                                                                             1997         1996
                                                                          ----------   ----------
PRIMARY CALCULATION
-------------------
Net income                                                                $  161,539   $  127,018
                                                                          ==========   ==========

Weighted average number of common equity shares outstanding                   70,384       69,221

Net effect of dilutive stock options based on the treasury stock method          465          355
                                                                          ----------   ----------

Weighted average number of  common equity
  shares and equivalents outstanding                                          70,849       69,576
                                                                          ==========   ==========

Primary net income per common equity share                                $     2.28   $     1.83
                                                                          ==========   ==========


FULLY DILUTED CALCULATION
-------------------------
Net income                                                                $  161,539   $  127,018

Add after tax interest expense applicable to
  7% Convertible Subordinated Debentures                                       1,980        4,439
                                                                          ----------   ----------

Net income assuming full dilution                                         $  163,519   $  131,457
                                                                          ==========   ==========

Weighted average number of common equity shares outstanding                   70,384       69,221

Add additional shares assuming conversion of 7%
  Convertible Subordinated Debentures                                          2,043        4,520

Net effect of dilutive stock options based on  the treasury stock method         768          409
                                                                          ----------   ----------

Weighted average number of common  equity shares assuming
   full conversion of all potentially dilutive securities                     73,195       74,150
                                                                          ==========   ==========

Fully diluted net income per common equity share                          $     2.23   $     1.77
                                                                          ==========   ==========


(a) This calculation is submitted in accordance with Regulation S-K item 601 (b) (11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.




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